Beacon Roofing Supply Reports Second Quarter 2014 Results

•	Second quarter sales of $384.9 million vs. $416.3 million in prior year (-7.5% decline)

•	Second quarter EPS of ($0.25) vs. breakeven in prior year (($0.02) adjusted)

•	First half sales of $937.0 million vs. $930.0 million in prior year (0.8% growth)

•	First half EPS of $0.06 vs. $0.37 in prior year ($0.35 adjusted)

•	Results significantly impacted by severe winter weather and colder temperatures across most markets

•	Eight new greenfield openings in first half of fiscal 2014 and 17 new greenfield openings in the last twelve months

•	First half operating activities provided $36.1 million in cash (versus $20.6 million in prior year)

HERNDON, VA. — (BUSINESS WIRE) — May 9, 2014 — Beacon Roofing Supply, Inc. (the "Company") (NASDAQ: BECN) announced results today for its second quarter and first half ended March 31, 2014 (“2014”) of the fiscal year ended September 30, 2014 (“Fiscal 2014”).

Paul Isabella, the Company’s President and Chief Executive Officer, stated: “Severe winter weather that ranked among the 10 coldest on record in many states across the upper Midwest to the Southeast had a significant impact on our results this quarter. Multiple winter storms that brought record snowfall and freezing rain delayed both residential and commercial roofing projects across our core markets. However, during this period of soft demand we utilized the strength of our balance sheet to make strategic investments in equipment and inventory to grow our business. We believe these investments, along with employee training and our greenfield expansion, will help us maximize our opportunity related to re-roof growth, which is the bulk of our core business. We are especially excited about opening our eighth new branch of the year and are planning on as many as 25 for the full year. Finally, we remained focused on our long standing culture of cost control and leveraging of our operating expenses. All these actions have us well positioned to take advantage of the traditionally high seasonal demand in the second half of the year. We believe the second half of the year volume will be strong for both our residential and commercial markets.”

Second Quarter

Total sales decreased 7.5% to $384.9 million in 2014 from $416.3 million in 2013. On an overall consolidated basis, residential roofing product sales decreased 12.1%, non-residential roofing product sales decreased 2.3%, and complementary product sales decreased 4.1%. During the second quarter, the company had no branches classified as acquired markets and as such, consolidated sales are representative of existing market sales. In addition, the second quarter of 2014 and 2013 both had the same number of business days.

The net loss for the second quarter was $12.1 million, compared to a net loss of $0.2 million in 2013. The second quarter loss per share was $0.25, compared to a net loss per share of $0.00 in 2013. The increase in net loss for the second quarter was due to a combination of reduced sales as a result of the extended duration and severity of the colder temperatures and winter weather through many of our operating regions, reduced selling prices as a result of soft demand, and an unfavorable shift in sales mix to lower margin direct shipment and commercial business. In addition, the company incurred increased operating expenses of $3.9 million this quarter related to new stores (greenfield locations not open last year) as the company continued to expand its footprint in existing and new markets.

Earnings before interest, taxes, depreciation and amortization, and stock-based compensation (“Adjusted EBITDA”), which are reconciled to the net loss in this press release, were ($7.3) million in 2014 compared to $11.6 million in 2013, driven primarily by the larger net loss.

First Half

Total sales increased 0.8% to $937.0 million in 2014 from $930.0 million in 2013. Existing market (organic) sales, which exclude branches acquired after the beginning of last year’s first quarter, decreased 1.5%. The first half of 2014 and 2013 both had the same number of business days. In existing markets, residential roofing product sales decreased 5.4%, non-residential roofing product sales increased 3.8%, and complementary product sales decreased 1.7%.

Net income for the first half of 2014 was $2.8 million compared to $18.0 million in 2013. First half of 2014 diluted net income per share was $0.06 compared to $0.37 in 2013. The lower net income was due to the same set of factors mentioned above for the second quarter decline in net income. First half of 2014 diluted net income per share was $0.06, compared to an adjusted diluted net income per share of $0.35 in 2013. The first half of 2013 included a $2.6 million credit to interest expense ($1.5 million, net of taxes), $0.03 per share, resulting from adjustments in the fair values of certain interest rate derivatives, and a $0.9 million charge ($0.5 million, net of taxes), $0.01 per share, for termination benefits.

Adjusted EBITDA for the first half was $30.2 million in 2014, compared to $53.4 million in 2013, a decrease of 43.5% due primarily to lower net income.

Cash flow from operations was $36.1 million in 2014 compared to $20.6 million in 2013. This increase in operating cash flows was influenced primarily by improvements in working capital requirements from strong receivable collections and increased inventory purchases with extended payable terms. Cash on hand increased by $17.3 million to $34.0 million at March 31, 2014, compared to $16.7 million at March 31, 2013. This increase was due primarily to continued robust operating cash flow and a reduction of cash used in investing activities in 2014, compared to 2013. As of March 31, 2014, we had available borrowings under our revolving lines of credit of $331.6 million.

The Company will host a webcast and conference call today at 10:00 a.m. (EST) to discuss these results. The live webcast of the call, along with a webcast replay after the call, can be accessed at http://ir.beaconroofingsupply.com/events.cfm (the “Events & Presentations” page of the “Investor Relations” section of the Company’s web site). There will be a slide presentation of the results available on that page of the website as well. For those unable to connect to the Internet or who may wish to ask questions, the conference call dial-in number is 719-457-2085. To assure timely access, call participants should call in before 10:00 a.m.

Beacon Roofing Supply, Inc. is a leading distributor of roofing materials and complementary building products, currently operating 249 branches in 39 states in the United States and six provinces in Canada.

Forward-Looking Statements: This release contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's latest Form 10-K. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

BECN-F

Beacon Roofing Supply, Inc.
Joseph Nowicki, 571-323-3940
Executive Vice President & Chief Financial Officer
JNowicki@becn.com

Source: Beacon Roofing Supply, Inc.

News Provided by Acquire Media

BEACON ROOFING SUPPLY, INC

Consolidated Statements of Operations

(unaudited; in thousands, except share and per share amounts)

	Three Months Ended March 31,				Six Months Ended March 31,
	2014	% of Net Sales	2013	% of Net Sales	2014	% of Net Sales	2013	% of Net Sales

Net sales	$384,885	100.0%	$416,277	100.0%	$937,014	100.0%	$929,987	100.0%
Cost of products sold	298,093	77.4%	316,626	76.1%	723,317	77.2%	703,582	75.7%
Gross profit	86,792	22.6%	99,651	23.9%	213,697	22.8%	226,405	24.3%

Operating expenses	104,004	27.0%	97,705	23.5%	203,822	21.8%	192,208	20.7%

Income from operations	(17,212)	-4.5%	1,946	0.5%	9,875	1.1%	34,197	3.7%

Interest expense, financing costs and other	2,532	0.7%	1,986	0.5%	5,197	0.6%	3,896	0.4%

Income (loss) before provision for income taxes	(19,744)	-5.1%	(40)	0.0%	4,678	0.5%	30,301	3.3%
Provision (benefit) for income taxes	(7,627)	-2.0%	121	0.0%	1,838	0.2%	12,256	1.3%

Net income (loss)	$(12,117)	-3.1%	$(161)	0.0%	$2,840	0.3%	$18,045	1.9%

Net income (loss) per share:
Basic	$(0.25)		$-		$0.06		$0.37
Diluted	$(0.25)		$-		$0.06		$0.37

Weighted average shares used in computing net income (loss) per share:
Basic	49,260,044		48,496,554		49,120,893		48,174,085
Diluted	49,260,044		48,496,554		49,956,072		49,148,923

BEACON ROOFING SUPPLY, INC

Consolidated Balance Sheets

(in thousands)

	March 31, 2014	September 30, 2013	March 31, 2013
ASSETS	(unaudited)	(audited)	(unaudited)
Current assets:
Cash and cash equivalents	$34,041	$47,027	$16,728
Accounts receivable, net	230,379	329,673	227,810
Inventories	421,756	251,370	322,939
Prepaid expenses and other assets	105,401	62,422	72,799
Deferred income taxes	14,226	14,591	15,576
Total current assets	805,803	705,083	655,852

Property and equipment, net	70,759	67,659	61,576
Goodwill	466,658	469,203	469,587
Other assets, net	88,327	96,751	105,026

TOTAL ASSETS	$1,431,547	$1,338,696	$1,292,041

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$308,209	$182,914	$185,134
Accrued expenses	72,445	68,298	68,624
Borrowings under revolving lines of credit	-	47,426	61,000
Current portion of long-term obligations	15,346	15,098	15,171
Total current liabilities	396,000	313,736	329,929

Senior notes payable, net of current portion	191,250	196,875	202,500
Deferred income taxes	60,350	61,003	58,005
Long-term obligations under equipment financing and other,
net of current portion	20,591	12,726	11,494
Total liabilities	668,191	584,340	601,928

Commitments and contingencies

Stockholders' equity:
Common stock	492	488	487
Undesignated preferred stock	-	-	-
Additional paid-in capital	324,504	312,962	302,496
Retained earnings	444,122	441,282	386,720
Accumulated other comprehensive income (loss)	(5,762)	(376)	410
Total stockholders' equity	763,356	754,356	690,113

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,431,547	$1,338,696	$1,292,041

BEACON ROOFING SUPPLY, INC

Consolidated Statements of Cash Flows

(unaudited; in thousands)

	Six Months Ended March 31,
	2014	2013
Operating activities:
Net income	$2,840	$18,045
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,281	14,595
Stock-based compensation	5,489	4,656
Certain interest expense and other financing costs	545	(2,169)
Gain on sale of fixed assets	(480)	(576)
Deferred income taxes	(1,418)	527
Other	(3)	-
Changes in assets and liabilities, net of the effects of businesses acquired:
Accounts receivable	97,706	78,951
Inventories	(171,748)	(87,308)
Prepaid expenses and other assets	(43,252)	(2,095)
Accounts payable and accrued expenses	131,113	(4,035)
Net cash provided by operating activities	36,073	20,591

Investing activities:
Purchases of property and equipment	(11,773)	(10,778)
Acquisition of businesses	-	(64,484)
Proceeds from sales of assets	394	687
Net cash used in investing activities	(11,379)	(74,575)

Financing activities:
(Repayments) borrowings under revolving lines of credit, net	(47,398)	19,700
Repayments under term loan	(5,625)	(5,625)
Borrowings (repayments) under equipment financing facilities, net	8,530	(2,417)
Proceeds from exercises of options	6,057	15,123
Excess tax benefit from equity-based compensation	876	3,151
Net cash (used in) provided by financing activities	(37,560)	29,932
Effect of exchange rate changes on cash	(120)	575
Net decrease in cash and cash equivalents	(12,986)	(23,477)
Cash and cash equivalents at beginning of period	47,027	40,205
Cash and cash equivalents at end of period	$34,041	$16,728

BEACON ROOFING SUPPLY, INC

(unaudited; dollars in millions)

Consolidated Sales by Product Line
Three Months Ended

	March 31, 2014		March 31, 2013
	Net Sales	Mix %	Net Sales	Mix %	Change
Residential roofing products	$186.1	48.3%	$211.6	50.8%	$(25.5)	-12.1%
Non-residential roofing products	135.8	35.3%	139.0	33.4%	(3.2)	-2.3%
Complementary building products	63.0	16.4%	65.7	15.8%	(2.7)	-4.1%

	$384.9	100.0%	$416.3	100.0%	$(31.4)	-7.5%

Consolidated Sales by Product Line for Existing Markets*
Three Months Ended

	March 31, 2014		March 31, 2013
	Net Sales	Mix %	Net Sales	Mix %	Change
Residential roofing products	$186.1	48.3%	$211.6	50.8%	$(25.5)	-12.1%
Non-residential roofing products	135.8	35.3%	139.0	33.4%	(3.2)	-2.3%
Complementary building products	63.0	16.4%	65.7	15.8%	(2.7)	-4.1%

	$384.9	100.0%	$416.3	100.0%	$(31.4)	-7.5%

Existing Market Sales By Business Day**
Three Months Ended

	March 31, 2014		March 31, 2013
	Net Sales	Mix %	Net Sales	Mix %	Change
Residential roofing products	$2.954	48.3%	$3.359	50.8%	$(0.405)	-12.1%
Non-residential roofing products	2.156	35.3%	2.206	33.4%	(0.050)	-2.3%
Complementary building products	1.000	16.4%	1.043	15.8%	(0.043)	-4.1%

	$6.109	100.0%	$6.608	100.0%	$(0.498)	-7.5%

Note: Some totals above may not foot due to rounding.

*Excludes branches acquired during the four quarters prior to the start of the second quarter of Fiscal 2014.

**There were 63 business days in each of the quarters ended March 31, 2014 and 2013.

BEACON ROOFING SUPPLY, INC
(unaudited; dollars in millions)

Consolidated Sales by Product Line
Six Months Ended

	March 31, 2014		March 31, 2013
	Net Sales	Mix %	Net Sales	Mix %	Change
Residential roofing products	$437.4	46.7%	$453.2	48.7%	$(15.8)	-3.5%
Non-residential roofing products	354.9	37.9%	335.2	36.0%	19.7	5.9%
Complementary building products	144.7	15.4%	141.6	15.2%	3.1	2.2%

	$937.0	100.0%	$930.0	100.0%	$7.0	0.8%

Consolidated Sales by Product Line for Existing Markets*
Six Months Ended

	March 31, 2014		March 31, 2013
	Net Sales	Mix %	Net Sales	Mix %	Change
Residential roofing products	$418.7	47.4%	$442.6	49.3%	$(23.9)	-5.4%
Non-residential roofing products	337.6	38.2%	325.1	36.2%	12.5	3.8%
Complementary building products	127.6	14.4%	129.8	14.5%	(2.2)	-1.7%

	$883.9	100.0%	$897.5	100.0%	$(13.7)	-1.5%

Existing Market Sales By Business Day**
Six Months Ended

	March 31, 2014		March 31, 2013
	Net Sales	Mix %	Net Sales	Mix %	Change
Residential roofing products	$3.349	47.4%	$3.540	49.3%	$(0.191)	-5.4%
Non-residential roofing products	2.700	38.2%	2.601	36.2%	0.100	3.8%
Complementary building products	1.021	14.4%	1.039	14.5%	(0.018)	-1.7%

	$7.071	100.0%	$7.180	100.0%	$(0.109)	-1.5%

Note: Some totals above may not foot due to rounding.

*Excludes branches acquired during the four quarters prior to the start of Fiscal 2014.

**There were 125 business days in each of the six months ended March 31, 2014 and 2013.

BEACON ROOFING SUPPLY, INC.

Earnings Before Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation ("Adjusted EBITDA")

(unaudited; in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2014	2013	2014	2013
Net income (loss)	$(12,117)	$(161)	$2,840	$18,045
Interest expense, net	2,372	1,986	4,766	3,896
Income taxes	(7,627)	121	1,838	12,256
Depreciation and amortization	7,141	7,538	15,281	14,595
Stock-based compensation	2,957	2,132	5,489	4,656

Adjusted EBITDA (1)	$(7,274)	$11,616	$30,214	$53,448

(1) Adjusted EBITDA is defined as net income plus interest expense (net of interest income), income taxes, depreciation and amortization, adjustments to contingent consideration, and stock-based compensation. EBITDA is a measure commonly used in the distribution industry, and we present Adjusted EBITDA to enhance your understanding of our operating performance. Adjusted EBITDA is used in our bank covenants and we use Adjusted EBITDA as an internal performance measurement and as one criterion for evaluating our performance relative to that of our peers. We believe that Adjusted EBITDA is an operating performance measure that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets among otherwise comparable companies. Further, we believe that Adjusted EBITDA is a useful measure because it improves comparability of results of operations, since purchase accounting used for acquisitions can render depreciation and amortization non-comparable between periods. Management uses these supplemental measures to evaluate performance period over period and to analyze the underlying trends in the Company’s business and to establish operational goals and forecasts that are used in allocating resources. We expect to compute our non-GAAP financial measures using the same consistent method from quarter to quarter and year to year.

While we believe Adjusted EBITDA is a useful measure for investors, it is not a measurement presented in accordance with United States generally accepted accounting principles, or GAAP. You should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, Adjusted EBITDA has inherent material limitations as a performance measure. It does not include interest expense. Because we have borrowed money, interest expense is a necessary element of our costs. In addition, Adjusted EBITDA does not include depreciation and amortization expense. Because we have capital and intangible assets, depreciation and amortization expense is a necessary element of our costs. Adjusted EBITDA also does not include stock-based compensation, which is a necessary element of our costs since we make stock awards to key members of management as an important incentive to maximize overall company performance and as a benefit. Moreover, Adjusted EBITDA does not include taxes, and payment of taxes is a necessary element of our operations. Accordingly, since Adjusted EBITDA excludes these items, it has material limitations as a performance measure. The Company’s management separately monitors capital expenditures, which impact depreciation expense, as well as amortization expense, interest expense, and income tax expense. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

BEACON ROOFING SUPPLY INC

Adjusted Diluted Net Income per Share ("Adjusted Earnings per Share")

(unaudited; in thousands except per share amounts)

	Three Months Ended March 31,				Six Months Ended March 31,
	2014	EPS	2013	EPS	2014	EPS	2013	EPS
Net income (loss)	$(12,117)	$(0.25)	$(161)	$-	$2,840	$0.06	$18,045	$0.37
Company adjustments, net of income taxes:
Fair value of certain interest rate derivatives and charge associated with refinancing	-	-	(767)	(0.02)	-	-	(1,536)	(0.03)
Termination benefits	-	-	-	-	-	-	542	0.01

Adjusted net income (loss) per share	$(12,117)	$(0.25)	$(928)	$(0.02)	$2,840	$0.06	$17,051	$0.35

Note: Some totals above may not foot due to rounding.

Note: The Company’s management believes that "Adjusted Earnings per Share," which excludes certain events such as the recognition of changes in the fair value of certain interest rate derivatives and termination benefits is useful to investors because it permits investors to better understand year-over-year changes in underlying operating performance.

The majority of the above termination benefits are associated with the retirement of our former CFO. While management believes Adjusted Earnings per Share (EPS) is a useful measure for investors, it is not a measurement presented in accordance with United States generally accepted accounting principles (GAAP). You should not consider Adjusted Earnings per Share in isolation or as a substitute for net loss per share or diluted earnings per share calculated in accordance with GAAP.